                       SANCHEZ COMPUTER ASSOCIATES, INC

                                 EXHIBIT 11

                      COMPUTATION OF PER SHARE EARNINGS

                    (In thousands, except per share data)




                                                       Quarter Ended Sept. 30,            Nine Months Ended Sept. 30,
                                                   -------------------------------      ------------------------------
                                                       1997               1996              1997              1996
                                                   ------------       ------------      ------------      ------------

Net Earnings                                         $  1,205           $    307          $  2,120          $    684
                                                   ------------       ------------      ------------      ------------

Average common shares outstanding                      10,972              8,478            10,918             8,435

Average common share equivalents                        1,057                720               903               789
                                                   ------------       ------------      ------------      ------------

Average number of common shares and
common share equivalents outstanding                   12,029              9,198            11,821             9,224
                                                   ------------       ------------      ------------      ------------

Earnings per common share (1)                        $   0.10           $   0.03          $   0.18          $   0.07
                                                   ------------       ------------      ------------      ------------

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(1)  Primary and fully diluted income per share are the same for both periods presented.

(2) Earnings per common share calculations for each of the Company's quarters are based on the weighted average number of shares outstanding in each quarter. Accordingly, the sum of the earnings per share for each of the quarters in a fiscal year (or period) may not equal the actual year-to-date earnings per share.